Exhibit 4.2

NUMBER _____	______________ SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP __________

GENESIS UNICORN CAPITAL CORP.

A DELAWARE CORPORATION

CLASS A COMMON STOCK

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK, $0.0001 PAR VALUE PER SHARE EACH, OF

GENESIS UNICORN CAPITAL CORP.

(THE “CORPORATION”)

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Corporation must redeem all of its shares of Class A Common Stock and liquidate if (i) it is unable to complete an initial business combination within 12 months from the date of the completion of the Corporation’s initial public offering (excluding any overallotment exercise), or (ii) if the Corporation is unable to complete any such business combination which is the subject of an executed definitive agreement within 15 months from the closing of such initial public offering, which 15 months may be extended at the option of the Corporation up to 21 months from the closing of the initial public offering if the sponsor deposits additional funds ($0.10 per public share) into the trust account for each three month period as more fully described in the Corporation’s final prospectus relating to the initial public offering of its Class A Common Stock as a part of the units being offered by it dated [January xx], 2022.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Corporation.

Witness the facsimile signatures of its duly authorized officers.

Chief Executive Officer or President	Secretary

Transfer Agent: Continental Stock Transfer & Trust Company

Name:
Title:

GENESIS UNICORN CAPITAL CORP.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Corporation), to all of which the holder(s) of this certificate by acceptance hereof assent(s).

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —		Custodian
TEN ENT	—	as tenants by the entireties		(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		Under Uniform Gifts to Minors

Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ________________________ hereby sell(s), assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

______________________ Shares of the capital stock represented by the within Certificate, and do(es) hereby irrevocably constitute(s) and appoint(s) __________________________ attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed By:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

Legend: As more fully described in the Corporation’s final prospectus dated January [  ], 2022, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of funds from the trust account referred to therein only in the event that (a) the Corporation redeems the shares of Class A Common Stock sold in its initial public offering (“IPO”) because it does not acquire, engage in a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Corporation and one or more businesses (a “Business Combination”) within 12 months from the closing of the Corporation’s IPO, or if the Corporation is unable to complete any such Business Combination which is the subject an executed definitive agreement within 15 months from the closing of the IPO (which 15 months may be extended to 21 months as described in the final prospectus) from the date of the completion of the Corporation’s IPO, or (b) the holder(s) seek(s) to redeem for cash his, her or its respective shares of Class A Common Stock sold in the Corporation’s IPO (“Public Shares”) in connection with (i) a tender offer (or proxy, solely in the event the Corporation is required to seek stockholder approval of the proposed Business Combination) setting forth the details of a proposed Business Combination or (ii) the Corporation seeking stockholder approval of an amendment to its Certificate of Incorporation to modify the timing or substance of its obligation to repurchase 100% of Public Shares if the Corporation does not complete an initial Business Combination within the 15 month (which may be extended to 21 months as described in the final prospectus) timeframe. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.